UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016

ZIMMER BIOMET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 6, 2016, Zimmer Biomet Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BNP Paribas, HSBC Bank plc and RBC Europe Limited, as representatives of the underwriters named therein (collectively, the “Underwriters”), in connection with the public offering of €500 million aggregate principal amount of the Company’s 1.414% Notes due 2022 (the “2022 Notes”) and €500 million aggregate principal amount of the Company’s 2.425% Notes due 2026 (the “2026 Notes” and, together with the 2022 Notes, the “Notes”).

The Underwriting Agreement contains representations and warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities on customary terms. The sale of the Notes is scheduled to close on December 13, 2016, subject to the satisfaction of customary closing conditions. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking, financial advisory, investment banking, lending and other commercial dealings in the ordinary course of their business with the Company or its affiliates, including participating as lenders under the Company’s credit facilities. Those underwriters and their affiliates received, and may in the future receive, customary fees and commissions for these transactions. In addition, certain of the underwriters or their affiliates may hold positions in certain outstanding debt securities of the Company that are the subject of cash tender offers commenced on November 21, 2016 by the Company and, accordingly, they may receive a portion of the net proceeds from the offering of the Notes from the application thereof to fund the purchase price of the tender offers.

The Notes will be issued pursuant to a fourth supplemental indenture, to be dated as of December 13, 2016, to the Indenture (the “Base Indenture”) dated as of November 17, 2009 between the Company and Wells Fargo Bank, National Association, as trustee. The 2022 Notes bear interest at a rate of 1.414% per annum and mature on December 13, 2022. The 2026 Notes bear interest at a rate of 2.425% per annum and mature on December 13, 2026. Interest on each series of Notes is payable on December 13 of each year, commencing on December 13, 2017. Interest will be paid to the holders of record of such Notes at the close of business on the November 28 immediately preceding the related interest payment date. The interest rate payable on the Notes will be subject to adjustment from time to time in the event of certain credit rating events related to the Notes.

The offering of the Notes was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-209394), the prospectus dated February 4, 2016, and the related prospectus supplement dated December 6, 2016.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The Base Indenture was incorporated by reference into the Registration Statement.

Item 8.01	OTHER EVENTS.

On December 6, 2016, the Company issued a press release announcing that it priced the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of December 6, 2016 among Zimmer Biomet Holdings, Inc., BNP Paribas, HSBC Bank plc and RBC Europe Limited

99.1	Press release, dated December 6, 2016, issued by Zimmer Biomet Holdings, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding the offering, and closing of the offering, of the Notes. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negatives of such terms or other variations on such terms or comparable terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. For a list and description of some of such risks and uncertainties, see the Company’s filings with the Securities and Exchange Commission (the “SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in its periodic reports. Accordingly, such forward-looking statements speak only as of the date made. Readers of this Current Report on Form 8-K are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2016

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated as of December 6, 2016 among Zimmer Biomet Holdings, Inc., BNP Paribas, HSBC Bank plc and RBC Europe Limited

99.1	Press release, dated December 6, 2016, issued by Zimmer Biomet Holdings, Inc.

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